EXHIBIT 10.1

FIRST AMENDMENT TO
CERTAIN OPERATIVE AGREEMENTS

THIS FIRST AMENDMENT TO CERTAIN OPERATIVE AGREEMENTS (this “Amendment”), dated as of May 16, 2006, is by and among UNITED THERAPEUTICS CORPORATION, a Delaware corporation (the “Lessee” or the “Construction Agent”); WACHOVIA DEVELOPMENT CORPORATION, a North Carolina corporation (the “Borrower” or the “Lessor”); the various banks and other financial institutions which are parties hereto from time to time as holders of the Credit Notes (subject to the definition of Credit Lenders in Appendix A to the Participation Agreement (hereinafter defined), individually, a “Credit Lender” and collectively, the “Credit Lenders”); the various banks and other financial institutions which are parties hereto from time to time as holders of the Mortgage Notes (subject to the definition of Mortgage Lenders in Appendix A to the Participation Agreement, individually, a “Mortgage Lender” and collectively, the “Mortgage Lenders”; each Credit Lender, each Mortgage Lender and the Lessor may be referred to, individually, as a “Primary Financing Party” and collectively, as the “Primary Financing Parties”); and WACHOVIA BANK, NATIONAL ASSOCIATION, a national banking association, as the agent for the Primary Financing Parties and, respecting the Security Documents, as the agent for the Secured Parties (in such capacity, the “Agent”). Capitalized terms used but not otherwise defined in this Amendment shall have the meanings set forth in Appendix A to the Participation Agreement, and the rules of usage set forth in Appendix A to the Participation Agreement shall apply herein.

W I T N E S S E T H

WHEREAS, the parties to this Amendment are parties to that certain Participation Agreement dated as of June 28, 2004 (as amended, modified, supplemented or restated from time to time, the “Participation Agreement”).

WHEREAS, the parties to this Amendment have agreed to the amendments set forth herein, subject to terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I
AMENDMENTS TO PARTICIPATION AGREEMENT

1.1   Funding for Punch List Items.   Section 5.21 of the Participation Agreement is hereby added to read as follows:

5.21   Funding for Punch List Items.

Prior to the submission by the Construction Agent of the Officer’s Certificate referenced in Section 5.5 regarding Completion of the Property, the Construction Agent shall submit a Requisition for a Construction Advance to cover all anticipated punch list items necessary for Final Completion of the Property. To the extent the conditions precedent set forth in Section 5.4 are satisfied or waived and prior to the termination of the Lender Commitments and the Lessor Commitments for the Property, the above-described Construction Advance shall be funded in accordance with the terms of the Operative Agreements into an account or accounts designated by the Lessee (the “Punch List Account”).

Thereafter, the Lessee covenants and agrees that the Lessee (a) shall maintain the amounts advanced into the Punch List Account in Dollars only, (b) shall use the amounts advanced into the Punch List Account only for punch list items in connection with the Property and (b) shall provide to the Agent an itemized written accounting (pursuant to documentation which is reasonably satisfactory to the Agent and until the punch list items in connection with the Property have been fully paid) on or prior to the tenth day of each month detailing the manner in which amounts in the Punch List Account have been expended.

All amounts so advanced to the Lessee pursuant to this Section 5.21 from time to time shall constitute Advances for purposes of determining the Property Cost from the date of such Advance by the Lenders and the Lessor.

Upon the occurrence of Final Completion of the Property, the Construction Agent shall promptly (and in any event within 15 days) deliver an Officer’s Certificate to the Agent specifying (a) the date as of which Final Completion occurred and (b) whether any amount originally funded into the Punch List Account is remaining at such time. Any such amount remaining after Final Completion shall be promptly paid to the Agent for application pursuant to Section 8.7(b)(i) as a partial payment of the outstanding amounts owing to the parties identified in such Section 8.7(b)(i).

1.2   Adjustment of Waterfall regarding Unutilized Amounts in the Punch List Account.   Section 8.7(b)(i) of the Participation Agreement is hereby deleted in its entirety and replaced by the following:

(i)    Any such payment or amount identified as or deemed to be Basic Rent, any amount in respect of any Casualty, Condemnation or Environmental Violation pursuant to Sections 15.1(a), 15.1(g) or 15.2 of the Lease (excluding any payments in respect thereof which are payable to the Lessee in accordance with the Lease), any amount (in connection with the exercise of remedies pursuant to the Security Documents, the Agency Agreement, the Lease or otherwise) equal to any payment identified as proceeds of the sale or other disposition or lease to a third party of the Property or any portion thereof, any payment in respect of excess wear and tear pursuant to Section 22.3 of the Lease, any payment pursuant to Section 22.1(b) of the Lease (or otherwise) of the Maximum Residual Guarantee Amount (or any such lesser amount as may be required by Section 22.1(b) of the Lease), any payment of Termination Value, any other amount pursuant to the Operative Agreements received by the Agent or otherwise received on behalf of any Financing Party in connection with the exercise of rights and/or remedies pursuant to any of the Security Documents, the Agency Agreement, the Lease or otherwise in connection with the occurrence of any Event of Default, the amount (if any) remaining in the Punch List Account after the date of Final Completion as described in Section 5.21 and any other amount received by the Agent or the Lessor not otherwise referenced in this Section 8.7, as the case may be, shall be applied and allocated by the Agent:

first, to the Primary Financing Parties for application and allocation to any and all amounts owing under the Operative Agreements to the Primary Financing Parties in accordance with the terms and provisions of the Intercreditor Agreement; and

second, any excess shall be paid to the Lessee or such Person or Persons as the Lessee may designate.

1.3   Amended Definitions.   The definition of “Final Completion” in Appendix A to the Participation Agreement is hereby deleted and replaced in its entirety by the following:

“Final Completion” shall mean, with respect to the Property, such time as the acquisition, installation, testing and final completion of the Improvements on the Property has been achieved in accordance with the Plans and Specifications, the Agency Agreement and/or the Lease, and in compliance with all Legal Requirements and Insurance Requirements and a certificate of occupancy has been issued with respect to the Property by the appropriate governmental entity (except if non-compliance, individually or in the aggregate, shall not have and could not reasonably be expected to have a Material Adverse Effect or if compliance with any of the foregoing is otherwise waived by the Agent upon instruction from the Secured Parties).

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1.4   Additional Definition.   The Definition for the following term shall be added in appropriate alphabetical order in Appendix A to the Participation Agreement as follows:

“Punch List Account” shall have the meaning given to such term in Section 5.21 of the Participation Agreement.

ARTICLE II
AMENDMENTS TO INTERCREDITOR AGREEMENT

2.1   Adjustment of Waterfall regarding Unutilized Amounts in the Punch List Account.   Section 4.3(a)(iv) of the Intercreditor Agreement is hereby deleted in its entirety and replaced by the following:

(iv)  An amount equal to (A) any payment pursuant to Section 22.1(b) of the Lease (or otherwise) of the Maximum Residual Guarantee Amount (or any such lesser amount as may be required by Section 22.1(b) of the Lease), (B) any other amount payable after the occurrence of an Event of Default not covered by Sections 4.3(a)(i) or 4.3(a)(iii) above (including without limitation any amount received in connection with an action for liquidated damages pursuant to Section 17.4 or Section 17.6 of the Lease or by setoff by the Agent), (C) any payment of Termination Value not otherwise subject to Section 4.3(a), (D) any other amount payable pursuant to the exercise of rights and/or remedies pursuant to the Security Documents not otherwise subject to Section 4.3(a) and (E) the amount (if any) remaining in the Punch List Account after the date of Final Completion as described in Section 5.21 of the Participation Agreement shall be applied and allocated by the Agent first, ratably, to the payment of the principal and interest balance of the Credit Loans then outstanding, second, to any and all other amounts owing under the Operative Agreements to the Credit Lenders under the Credit Loans, third, to the extent such amount exceeds the maximum amount to be retained pursuant to the foregoing provisions of this paragraph (iv), ratably to the payment of the principal and interest balance of the Mortgage Loans then outstanding, fourth, to any and all other amounts owing under the Operative Agreements to the Mortgage Lenders under the Mortgage Loans, fifth, to the payment to the Lessor of the outstanding principal balance of all Lessor Advances plus all outstanding Lessor Yield with respect to such outstanding Lessor Advances, sixth, to any and all other amounts owing under the Operative Agreements to the Lessor, and seventh, to the extent moneys remain after application and allocation pursuant to clauses first through sixth above, to any and all other amounts owing to any Financing Party as the Lessor shall determine.

ARTICLE III
CONDITIONS TO EFFECTIVENESS

3.1   Closing Conditions.

This Amendment shall become effective as of the date hereof upon satisfaction of the following conditions (in form and substance reasonably acceptable to the Agent):

(a)   Executed Amendment.   The Agent shall have received a copy of this Amendment duly executed by the Borrower, the Agent, the Majority Secured Parties and the Lessee.

(b)   Other.   The Agent shall have received such other documents, agreements or information which it may reasonably request relating to the Lessee and the transactions contemplated by this Amendment and any other matters relevant hereto and thereto, all in form and substance satisfactory to the Agent in its sole good faith discretion.

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ARTICLE IV
MISCELLANEOUS

4.1   Amended Terms.   All references to the Participation Agreement in each of the Operative Agreements shall hereafter mean the Participation Agreement as amended by this Amendment. Except as specifically amended hereby or otherwise agreed, the Operative Agreements are hereby ratified and confirmed and shall remain in full force and effect according to their respective terms.

4.2   Representations and Warranties of the Lessee.   The Lessee represents and warrants as follows as of the date hereof:

(a)    It has taken all necessary action to authorize the execution, delivery and performance of this Amendment.

(b)   This Amendment has been duly executed and delivered by the Lessee and constitutes the Lessee’s valid and legally binding obligation, enforceable in accordance with its terms, except as such enforceability may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

(c)    No consent, approval, authorization or order of, or filing, registration or qualification with, any Governmental Authority or third party is required in connection with the execution, delivery or performance by the Lessee of this Amendment, except any filing required to be made by the Lessee pursuant to the Securities Exchange Act of 1934, as amended, as a result of this Amendment.

(d)   The representations and warranties set forth in Section 6.2 of the Participation Agreement are true and correct in all material respects as of the date hereof (except for those which expressly relate to an earlier date).

4.3   Operative Agreement.   This Amendment shall constitute an Operative Agreement under the terms of the Participation Agreement.

4.4   Entirety.   This Amendment and the other Operative Agreements embody the entire agreement between the parties hereto and supersede all prior agreements and understandings, oral or written, if any, relating to the subject matter hereof.

4.5   Counterparts; Telecopy.   This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. Delivery of an executed counterpart to this Amendment by telecopy shall be effective as an original and shall constitute a representation that an original will be delivered.

4.6   GOVERNING LAW.   THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED, INTERPRETED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE PRINCIPALS THEREOF RELATING TO CONFLICTS OF LAW), EXCEPT TO THE EXTENT THE LAWS OF THE STATE WHERE THE PROPERTY IS LOCATED ARE REQUIRED TO APPLY.

4.7   Submission to Jurisdiction; Service of Process; Waiver of Jury Trial; Venue, Etc.   The jurisdiction, service of process, waiver of jury trial, venue and other provisions set forth in Section 12.7 of the Participation Agreement are hereby incorporated by reference, mutatis mutandis.

4.8   Fees.   The Lessee agrees to pay all reasonable fees and expenses of the Agent in connection with the preparation, execution and delivery of this Amendment, including, without limitation, the reasonable fees and expenses of Moore & Van Allen PLLC.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed on the date first above written.

THE CONSTRUCTION AGENT
AND THE LESSEE:
UNITED THERAPEUTICS CORPORATION
	By:	/s/ FRED T. HADEED
	Name:	Fred T. Hadeed
	Title:	EVP Business Development & CFO

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THE BORROWER AND THE LESSOR:

WACHOVIA DEVELOPMENT CORPORATION
	By:	/s/ EVANDER S. JONES, Jr.
	Name:	Evander S. Jones, Jr.
	Title:	Director

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CREDIT LENDER:

WACHOVIA BANK, NATIONAL ASSOCIATION
	By:	/s/ J. KENT TOMPSON
	Name:	J. Kent Tompson
	Title:	Senior Vice President

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MORTGAGE LENDER:

WACHOVIA BANK, NATIONAL ASSOCIATION
	By:	/s/ J. Kent Tompson
	Name:	J. Kent Tompson
	Title:	Senior Vice President

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In addition, provisions in our license and assignment agreements impose other restrictions on our freedom to develop and market our products. For example, in assigning Remodulin to us, GlaxoSmithKline retained an exclusive option and right of first refusal to negotiate a license agreement with us if we ever decide to license any aspect of the commercialization of Remodulin anywhere in the world. Similarly, in connection with its licenses of beraprost to us, Toray Industries, Inc. obtained a right of first refusal from us to develop and sell in Japan up to two compounds that we develop. We also agreed to provisions giving Toray the conditional right to approve our North American distributor, establishing a conditional restricted non-competition clause, and requiring minimum annual sales in order to maintain our exclusive rights to beraprost. The restrictions that we have accepted in our license and assignment agreements restrict our freedom to develop and market our products in the future.

THE AGENT:

WACHOVIA BANK, NATIONAL ASSOCIATION
	By:	/s/ EVANDER S. JONES, JR.
	Name:	Evander S. Jones, Jr.
	Title:	Director

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